Humana Inc.
                                              500 West Main Street
                                              P.O. Box 1438
                                              Louisville, KY 40201-1438

                                              http://www.humana.com
n e w s  r e l e a s e


FOR MORE INFORMATION, CONTACT:


Kristi Drablos
Humana Investor Relations
Phone: 502-580-3644
EMAIL: kdrablos@humana.com

Tom Noland
Humana Corporate Communications
Phone: 502-580-3674
E-MAIL: tnoland@humana.com


               Humana names Michael B. McCallister
              President and Chief Executive Officer


     LOUISVILLE, KY - February 3, 2000 - Humana Inc.

(NYSE: HUM), today announced that that its Board of

Directors has elected Michael B. McCallister, 47,

president and chief executive officer and a member of

the board.

     Mr. McCallister, a 26-year Humana veteran, has

been a member of Humana's four-person Office of the

Chairman since August 1999, where he worked closely

with Chairman and interim Chief Executive Officer David

A. Jones on the company's turnaround plan.  Most

recently he held the position of senior vice president

for the Health Plan Division, responsible for Humana's

large group commercial, Medicare, Medicaid, workers'

compensation and military or TRICARE businesses.

      "Mike is well-known to our organization and was

clearly a leading candidate to replace Greg Wolf as

chief executive officer last August," said Mr. Jones,

who was appointed interim chief executive officer by

the board following Mr. Wolf's resignation Aug. 3.

"Since then, he has distinguished himself in working

alongside me, the other members of the office of the

chairman - Ken Fasola and Jim Murray - and Humana's

board of directors, in addressing the issues facing our

company and in setting our plans for a return to

sustained growth in profitability. We are delighted

Mike has agreed to take on this new responsibility and

are confident that his leadership will serve all of our

constituencies well."

      Jones said evidence of Humana's turnaround was

shown by its third-quarter core  earnings and will be

further demonstrated by its fourth-quarter results,

which will be announced Feb. 9. "Mike's role in

producing these results was absolutely essential,"

Jones said. "Our Medicare and large-group commercial

businesses, under his direct supervision, achieved

significant premium yield increases in the fourth

quarter, while the company's overall medical expense

ratio improved sequentially."

      "I look forward to working with my colleagues to

continue building on the momentum we have established

in the last several months and which will be evident in

our fourth-quarter operating results," Mr. McCallister

said.  "We intend to continue to focus on our core

health insurance businesses. We will also continue to

sell non-core assets and use the proceeds to pay down

debt and invest in our industry-leading Internet

initiatives."

      Mr. McCallister pointed to the pending sales of

Physician Corporation of America's workers'

compensation business, Humana's individual Medicare

Supplement business and the company's LasVegas HMO as

recent dispositions of non-core assets that will

contribute to an improved balance sheet.

      "Through our increasingly successful turnaround

strategy, and with the enthusiastic support of our

talented employees, we will continue to make progress

toward becoming the nation's leading Internet-enabled,

customer-focused health services company," Mr.

McCallister said.

      Mr. McCallister holds an MBA degree from

Pepperdine University in Malibu, Cal. and a BS degree

from Louisiana Tech University in Ruston, La. He joined

Humana in 1974 as a finance specialist and served in

various market and regional executive capacities. He

was elected vice president in 1989 and headed the

integrated operations of Humana's health plans and

hospitals in Arizona for the next three years. From

1992 to 1996 he served in the same capacity in Texas,

becoming responsible for Humana's health plan

operations exclusively after the company spun off its

hospitals in 1993.

      He was promoted to president - Division I in

1996, with senior management responsibility for

Humana's Texas, Florida and Puerto Rico operations.

From 1997 until his appointment to the Office of the

Chairman in August 1999, Mr. McCallister had senior

management responsibility for health plan operations.

     Humana Inc., headquartered in Louisville, Ky., is

one of the nation's largest publicly traded managed

health care companies with 6 million health plan

members primarily in 15 states and Puerto Rico. Humana

offers coordinated health care through a variety of

delivery systems - health maintenance organizations,

preferred provider organizations, point-of-service

plans and administrative services products - to

employer groups, government-sponsored plans and

individuals. Additional information about Humana is

available at http://www.humana.com.

     This press release contains forward-looking

information. The forward-looking statements are made

pursuant to the safe harbor provisions of the Private

Securities Litigation Reform Act of 1995. Forward-

looking statements may be significantly impacted by

certain risks and uncertainties described in Humana's

Annual Report on Form 10-K for the year ended December

31, 1998 and in Humana's Quarterly Reports on Form 10-Q

for the quarter ended March 31, June 30, and September

30, 1999, all as filed with the Securities and Exchange

Commission.

     A publication quality photograph of Mr.

McCallister is available on the Humana home-page at

www.humana.com. Choose Corporate Communications. In the

left column, select Leadership. Scroll down to Mr.

McCallister's photo.

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